Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

MUTUAL TERMINATION AGREEMENT (this “Agreement”), dated as of June 24, 2020, by and among (i) Ally Financial Inc., a Delaware corporation (“Parent”); (ii) Wildcat Merger Sub I LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub I”); (iii) Wildcat Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II”); (iv) Cardholder Management Services, Inc., a New York corporation (the “Company”); (v) Donald M. Berman (the “Founder”), in his individual capacity and as grantor of the Donald M. Berman Children’s Trust F/B/O Matthew E. Berman, U/A dated May, 1994 between Donald M. Berman as Grantor and Richard Berman as Trustee (the “Son’s Trust”) and the Donald M. Berman Children’s Trust F/B/O Erica L. Berman, U/A dated May, 1994 between Donald M. Berman as Grantor and Richard Berman as Trustee (the “Daughter’s Trust”), and Richard Berman, in his capacity as Trustee of the Son’s Trust and the Daughter’s Trust; (vi) B2 FIE VIII LLC (“PE Stockholder 1”); (vii) PCP CW Aggregator Holdings, L.P. (“PE Stockholder 2”); and (viii) Reverence Card Co-Invest, L.P. (“PE Stockholder 3”) (together with the Founder, the Son’s Trust, the Daughter’s Trust, PE Stockholder 1 and PE Stockholder 2, each a “Key Stockholder” and collectively, the “Key Stockholders” and, together with Parent, Merger Sub I, Merger Sub II and the Company, the “Parties” and each, a “Party”).

W I T N E S S E T H:

WHEREAS, the Parties and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Stockholders have entered into that certain Agreement and Plan of Merger, dated as of February 18, 2020 (the “Merger Agreement”). Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

WHEREAS, Section 11.01(a) of the Merger Agreement provides that the Merger Agreement may be terminated before the Closing by mutual written consent of Parent and the Company.

WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their respective shareholders to terminate the Merger Agreement in accordance with the terms hereof.

WHEREAS, the Parties wish to make certain other agreements in connection with the termination of the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.    Parent and the Company terminate the Merger Agreement, effective as of the execution of this Agreement, with this Agreement constituting the requisite mutual agreement and written consent required to terminate the Merger Agreement pursuant to Section 11.01(a) of the Merger Agreement and otherwise as may be required pursuant to applicable Law. Parent and the Company acknowledge that, as a result, the conditions precedent in the Executive Offer Letters, the agreements described in Recital I to the Merger Agreement and any other offer letters between Parent and any current Company employees have not and will not be satisfied. The Parties acknowledge that no Transaction Agreements or other agreements arising from or relating to the Merger exist among any of them, except for the agreements described earlier in this Section 1, the Confidentiality Agreement, and the Joinders to the Confidentiality Agreement executed by PE Stockholder 1, PE Stockholder 2 and PE Stockholder 3.

2.    The Merger Agreement is hereby and forthwith void and without effect, and notwithstanding anything in the Merger Agreement (including Section 11.03 (Effect of Termination) thereof) to the contrary, none of the Parties, any of their respective affiliates or subsidiaries, or any of the officers, directors, employees, agents, or representatives of any of them shall have any obligation or Liability of any nature whatsoever under the Merger Agreement or in connection with the Transactions or their termination (the “Released Liabilities”), except that Sections 7.05(a) (Confidentiality) and 14.02 (Expenses) of the Merger Agreement, the Confidentiality Agreement, and the Joinders to the Confidentiality Agreement executed by PE Stockholder 1, PE Stockholder 2 and PE Stockholder 3 and this Agreement shall survive such termination of the Merger Agreement (the “Surviving Obligations”). Each of the Parties, on behalf of itself and its respective affiliates and subsidiaries, to the fullest extent permitted by applicable Law, hereby knowingly, willingly, irrevocably and expressly waives, acquits, remises, discharges and forever releases each of the other Parties, their respective affiliates or subsidiaries, and the officers, directors, employees, agents, or representatives of any of them from any and all Released Liabilities other than any Surviving Obligations and will not seek to recover any amounts at law or in equity in connection therewith.

3.    The press release of Parent and the press release of the Company announcing the termination of the Merger Agreement pursuant to this Agreement are set forth on Annex A-1 and Annex A-2, respectively. Each of Parent and the Company agrees to issue its press release at 4:30 p.m., New York City time, on June 24, 2020. Thereafter, no Party shall make any public statements regarding the Transactions or their termination, except those that do not contradict the press releases or as required by applicable Law.

4.    Other than as a Party may determine is factually accurate and reasonably necessary (a) to respond to any legal or regulatory process, exam, or proceeding or (b) to give testimony or file any documents in any legal or regulatory proceeding, each Party, on behalf of itself and its Subsidiaries, officers and directors, agrees that for a period of two (2) years from and after the date of this Agreement, it will not, and will not authorize, induce or encourage any other Person to, directly or indirectly, make any public or private statements or other communications that disparage, denigrate or malign any other Parties or their respective Subsidiaries or Representatives. This provision is not intended to restrict (a) the publication of credit or similar research reports in the ordinary course of business that may relate to another Party but do not involve confidential information of such other Party, or (b) strictly internal communications of a Party.

5.    Each of Parent and the Company hereby represents and warrants to the other Parties that (a) such Party has full corporate power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement, the termination of the Merger Agreement and consummation of the other transactions contemplated hereby have been duly and validly approved by the Board of Directors of such Party, (c) no other corporate proceedings on the part of such Party are necessary to approve this Agreement or the termination of the Merger Agreement or to consummate the other transactions contemplated hereby and (d) this Agreement has been duly and validly executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except in all cases as such enforceability may be limited by the Bankruptcy and Equity Exception).

6.    Each Key Stockholder that is a legal entity represents and warrants to the other Parties that (a) such Party has the full organizational power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement, and consummation of the transactions contemplated hereby have been duly and validly approved by all necessary action on the part of each such Key Stockholder, (c) no other organizational proceedings on the part of such Party are necessary to approve this Agreement or to consummate the transactions contemplated hereby and (d) this Agreement has been duly and validly executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except in all cases as such enforceability may be limited by the Bankruptcy and Equity Exception).

7.    Each Key Stockholder that is a trust represents and warrants to the other Parties that (a) the trustees of such Party have full power and authority to execute and deliver this agreement, (b) the execution, delivery by the trustees of this Agreement and the consummation transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such trustees and (c) this Agreement has been duly executed and delivered by such trustees and (assuming due authorization, execution and delivery by the other Parties hereto) constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, (except in all cases as such enforceability may be limited by the Bankruptcy and Equity Exception).

8.    Founder represents and warrants to the other Parties that (a) he has the power, authority and capacity to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby and (b) this Agreement has been duly executed and delivered by Founder and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of Founder, enforceable against Founder in accordance with its terms (except in all cases as such enforceability may be limited by the Bankruptcy and Equity Exception).

9.    This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto and duly approved by all necessary action. Any agreement on the part of a Party hereto to any extension or waiver of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as an extension or waiver of, or estoppel with respect to, any subsequent or other failure.

10.    All costs and expenses incurred in connection with this Agreement and the termination of the Merger Agreement shall be paid by the Party incurring such expense.

11.    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of a provision of this Agreement. When a reference is made in this Agreement to Sections or Annexes, such reference shall be to a Section or an Annex of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. Except as the context may otherwise require, words in the singular include the plural and vice versa, and words of one gender include the other gender. References to “applicable” Law or Laws with respect to a particular Person, thing or matter mean only such Law or Laws as to which the Governmental Authority that enacted, promulgated, approved, entered, or authorized such Law or Laws has jurisdiction over such Person, thing or matter as determined under the Laws of the State of New York as required to be applied thereunder by a court sitting in the State of New York; references to any Law or form (including in the definition thereof) shall be deemed to include references to such Law or form as amended, modified, supplemented or replaced to or at the applicable time, and all references to any section of any Law include any successor to such section.

12.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Parties (other than by operation of law) without the prior written consent of the other Parties (which may be withheld by such other Party in its sole discretion). Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

13.    Sections 14.03 (Notices), 14.05 (Severability) 14.07 (Entire Agreement) , 14.11 (Governing Law), 14.12 (Dispute Resolution; Consent to Jurisdiction), 14.13 (Waiver of Jury Trial), Section 14.14 (Admissibility into Evidence), Section 14.15 (Remedies; Specific Performance) and 14.17 (Counterparts) of the Merger Agreement are hereby incorporated into this Agreement by reference, and shall apply hereto as though set forth herein, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PARENT:

ALLY FINANCIAL INC.

By:	/s/ Jennifer A. LaClair
	Name:	Jennifer A. LaClair
	Title:	Chief Financial Officer

MERGER SUB I:

WILDCAT MERGER SUB I LLC

By:	/s/ Jennifer A. LaClair
	Name:	Jennifer A. LaClair
	Title:	Chief Financial Officer

MERGER SUB II:

WILDCAT MERGER SUB II LLC

By:	/s/ Jennifer A. LaClair
	Name:	Jennifer A. LaClair
	Title:	Chief Financial Officer

[Signature Page to Mutual Termination Agreement]

THE COMPANY:

CARDHOLDER MANAGEMENT SERVICES, INC.

By:	/s/ Donald Berman
	Name:	Donald Berman
	Title:	CEO

FOUNDER:

DONALD M. BERMAN

By:	/s/ Donald Berman
	Name:	Donald Berman
	Title:	Founder

SON’S TRUST:

DONALD M. BERMAN CHILDREN’S TRUST F/B/O MATTHEW E. BERMAN, U/A DATED MAY, 1994

By:	/s/ Richard Berman
	Name:	Richard Berman
	Title:	Trustee

DAUGHTER’S TRUST:

DONALD M. BERMAN CHILDREN’S TRUST F/B/O ERICA L. BERMAN, U/A DATED MAY, 1994

By:	/s/ Richard Berman
	Name:	Richard Berman
	Title:	Trustee

[Signature Page to Mutual Termination Agreement]

PE STOCKHOLDER 1:

B2 FIE VIII LLC

By:	/s/ Harin de Silva
	Name:	Harin de Silva
	Title:	Authorized Person

PE STOCKHOLDER 2

PCP CW AGGREGATOR HOLDINGS, L.P.

By: PCP CW Aggregator GP, LLC
Its: General Partner

By: PCP Managers II, L.P.
Its: General Partner

By: PCP Managers II GP, LLC.
Its: General Partner

By:	/s/ Jill Aiello
	Name:	Jill Aiello
	Title:	Authorized Signatory

PE STOCKHOLDER 3

REVERENCE CARD CO-INVEST, L.P.

By: RCP Card Co-Invest GP, LLC, its general partner

By: Reverence Capital Partners LLC, its sole member

By:	/s/ Peter C. Aberg
	Name:	Peter C. Aberg
	Title:	Partner

[Signature Page to Mutual Termination Agreement]